Exhibit 3.170

BYLAWS

OF

MAGNETIC RESONANCE IMAGING OF BREVARD, INC.

i

ii

iii

BYLAWS

OF

MAGNETIC RESONANCE IMAGING OF BREVARD, INC.

ARTICLE I

OFFICES

Section 1. Principal Offices: The principal office of the Corporation shall be located at 609 Atlantic Street, Melbourne Beach, Florida 32951, or such other location as the Board of Directors may from time to time determine.

Section 2. Registered Office: The registered office of the Corporation required by law to be maintained in the state of its incorporation may be, but need not be, identical with the principal office.

Section 3. Other Offices: The Corporation may have offices at such other places, either within or without the state of its incorporation, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meeting: All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place within or without the state of incorporation as the Board of Directors may designate in the notice of the meeting.

Section 2. Annual Meetings: The annual meeting of shareholders shall be held on any business day during each year, such day to be determined by the Board of Directors, for the purpose of electing Directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

Section 3. Special Meetings: Special meetings of the shareholders may be called at any time by the Board of Directors or upon the call of the President or the Executive Committee. It shall be the duty of the President to call special meetings whenever requested in writing to do so by shareholders owning ten percent (10%) of the issued and outstanding stock of the Corporation. In the absence or refusal of the President to call such meeting, any other officer or director shall call such meeting upon such written request.

Section 4. Notice: The Secretary or an Assistant Secretary shall cause notice of all shareholders’ meetings, whether annual or special, to be mailed to each shareholder of record entitled to vote at such meetings not less than ten (10) nor more than sixty (60) days before such meeting, at his/her post office address as it appears on the records of the Corporation. Notice shall be deemed delivered when deposited in the United States mail, with postage prepaid, addressed to the shareholders as their addresses appear on the books of the Corporation. In the case of special meetings, all notices shall state the purpose of the meetings, and the business to be transacted or considered at such meetings. Provided, however, nothing in this Section 4 shall be construed to limit the effect of a statute of the state of incorporation which cures defective notice or calling of a meeting by providing for a written consent to such defective notice, or call by shareholders holding ten percent (10%) or more of the issued and outstanding voting stock of the Corporation.

Section 5. Voting List: The Secretary or an Assistant Secretary shall prepare an alphabetical list of the shareholders entitled to vote at shareholder meetings according to the provision of Article VII, Section 3 of these bylaws. The list shall include the address of and number of shares held by each shareholder and shall be kept on file at the registered office of the Corporation for a period of ten (10) days prior to such meeting. The list shall be subject to inspection by any shareholder at any time during the usual business hours, and shall also be produced and kept open at any shareholders’ meeting upon request of any shareholder.

Section 6. Quorum: The holders of more than fifty percent (50%) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of the meeting of a shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum (as defined above) is present, the meeting may be reconvened and any business may be transacted which might have been transacted at the original meeting. At any meeting at which a quorum is present, should enough shareholders withdraw to leave less than a quorum, the remaining shareholders may continue to transact business until adjournment.

Section 7. Voting of Shares: Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Shareholders may vote by proxy duly authorized in writing which shall be filed with the Secretary at or before the meeting.

The vote of the holders of more than fifty percent (50%) of the shares entitled to vote on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the Articles of Incorporation or bylaws of this Corporation, or by any contemporaneous agreements of the shareholders.

Voting on all matters shall be by voice or by a show of hands unless the holders of one-tenth (1/10) of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

Section 8. Action Without a Meeting: Any action required by law, these bylaws or the Articles of Incorporation of this Corporation to be taken at any annual or special meeting of shareholders or any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote pursuant to a consent in writing, which sets forth the action so taken, and which is signed by the holders of the percentage of the issued and outstanding stock which would otherwise be enough to carry such question if the requisite shareholders meeting was duly held. Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not joined in the written consent. The notice shall fairly summarize the material features of the authorized action. Furthermore, if the action that was authorized by written consent is a merger, consolidation or sale or exchange of assets for which dissenter’s rights are provided by law, the notice to the shareholders who are not parties to the written consent shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the provisions contained in the law regarding the rights of dissenting shareholders.

ARTICLE III

DIRECTORS

Section 1. General Powers: The business and affairs of the Corporation shall be managed by the Board of Directors or by such committees as the Board of Directors may establish pursuant to these bylaws.

Section 2. Number, Term of Office & Qualifications: The number of Directors shall be set at no less than one (1) nor more than five (5) Directors, as determined by the resolution of the Board of Directors. Each Director shall hold office until his/her death, resignation, retirement, incapacity, removal, disqualification, or his/her successor is elected and qualifies. Directors need not be residents of the state of incorporation or shareholders of the Corporation until such residence or ownership of shares is specifically required by law.

Section 3. Election of Directors: Except as provided in Section 5 of this Article III, the directors shall be elected at the annual meeting of shareholders.

Section 4. Removal: Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote. If any Director is removed, a successor Director shall be elected at a special meeting of shareholders or by the written consent of shareholders in lieu of a special meeting; provided, that the successor Director shall be elected by a vote of the shareholders holding a majority of the shares entitled to vote.

Section 5. Vacancies: If any vacancy shall occur in the Board of Directors due to the death, resignation or incapacity of a Director or an increase in the number of the members of the Board of Directors, the remaining Directors shall continue to act and such vacancy may be filled by the majority of the remaining Directors, though less than a majority.

Section 6. Compensation: By resolution of the Board of Directors, the Directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors, and may be paid such compensation for the performance of their duties as the Board of Directors shall determine, either in the form of an annual salary or a fee for attendance at each meeting or such other form of compensation as the Board of Directors shall deem appropriate. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Any such payments or compensation shall require the approval of two-thirds (2/3) of the members of the Board of Directors.

Section 7. Executive Committee: The Board of Directors may, by resolution adopted by all of the Directors, designate not less than three (3) nor more than five (5) Directors to constitute an executive committee, which committee to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, except that the executive committee shall not have power to amend the bylaws, elect officers of the Corporation or declare dividends. All of the members of the executive committee present in person or by telephone shall constitute a quorum. Decisions of the executive committee shall require the unanimous vote of all of its members. The Board of Directors may, by resolution adopted by all of the Directors, remove any member of the executive committee.

Section 8. Other Committees: The Board of Directors may, by resolution adopted by a majority of the Directors, designate other special or standing committees to the extent not prohibited by law or by the Articles of Incorporation or the bylaws of the Corporation. Such committees shall report to and be responsible to the Board of Directors. The Board of Directors may direct, limit, or control such committees by resolution at any special or regular meeting or by general rules adopted for guidance. A majority of any committee, excluding the executive committee, shall constitute a quorum for the transaction of all business. The Board of Directors may, by resolution adopted a majority of the members of the Board of Directors, remove any member of a committee, other than the executive committee.

Section 9. Director Conflicts of Interest: No contract or other transaction between this Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of the Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her or their votes are counted for such purpose, if:

(i) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

(ii) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(iii) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee or the shareholders.

Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE IV

MEETINGS OF DIRECTORS

Section 1. Regular Meetings: The Board of Directors will meet no less frequently than one time each year at such time and place as the Board of Directors deems appropriate.

Section 2. Special Meetings: Special meetings of the Board of Directors may be called by the President at the request of any two Directors. Such meetings may be held either within or without the state of incorporation of the Corporation.

Section 3. Notice of Meeting: Notices of both regular and special meetings shall be sent by United States mail, postage prepaid, by telegraph, or by facsimile or other telephonic means by the Secretary or an Assistant Secretary to each member of the Board of Directors not less than five (5) days before any such meeting, and notices of special meetings shall state the purpose for which the meeting was called. Notice shall be deemed delivered when deposited in the United States mail, with postage prepaid, given to the telegraph company or received by the telephonic mail receiver.

Notice of regular and special meetings may be given by telephone not less than five (5) days before any such meeting, provided that for such notice to be valid, the Director must be personally contacted by telephone.

In the event all members of the Board of Directors shall sign a written consent and waiver of notice of any special or regular meeting, however called or notified, the acts of such meeting shall be as valid as if legally called and notified.

Section 4. Quorum: The presence of two-thirds (2/3) of all of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, those present at a directors’ meeting may adjourn the same to a future date, but until a quorum is present, no other business may be transacted.

Section 5. Place and Conduct of Meeting: Regular or special meetings of the Board of Directors may be held at any location designated by the Board of Directors within or without the state of the Corporation’s incorporation. The Board of Directors may adopt such rules and regulations for the conduct of the business of its meetings and management of the affairs of the Corporation as it may deem proper, not inconsistent with the laws of the state of the Corporation’s incorporation, the Articles of Incorporation, or these bylaws.

The act of all of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. No provision of these bylaws shall be construed to preclude a meeting of the Board of Directors or any committee appointed by the Board of Directors by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

Section 6. Action Without a Meeting: Any action required by law, these bylaws or the Articles of Incorporation of this Corporation to be taken at any regular or special meeting of the Board of Directors or any action which may be taken at any regular or special meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote pursuant to a consent in writing, which sets forth the action so taken, and which is signed by all of the members of the Board of Directors. Such written consent to action shall be filed with the minutes of the Board of Directors, whether done before or after the action so taken.

Section 7. Subsidiary Corporations: The Board of Directors may, by resolution of a majority of the members of the Board of Directors, vote the shares of stock owned by the Corporation in another corporation or provide a proxy to an officer of the Corporation to vote the shares of stock in another corporation owned by the Corporation as such officer, in the exercise of his/her discretion, deems in the best interests of the Corporation, and to sign such documents as are necessary to effectuate the voting of such shares. In the absence of any such resolution, the President shall be empowered and authorized to vote the shares of stock in another corporation owned by the Corporation, as the President, in the exercise of his/her discretion, deems in the best interests of the Corporation, and to sign such documents necessary to effectuate the voting of such shares.

Section 8. Presumption of Assent: A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action before the adjournment of the meeting or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after adjournment. Such right to dissent shall not apply to a Director with respect to any action in whose favor he/she voted.

Section 9. Actions Requiring Majority Action of the Board of Directors. Unless otherwise specified in these bylaws or required by law, all actions of the Board of Directors shall require the resolution, consent or ratification of a majority of members of the Board of Directors.

ARTICLE V

OFFICERS

Section 1. Number: The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as may be appointed from time to time by the Board of Directors. Any two offices or more may be held by one person simultaneously.

Section 2. Election and Term: The officers of the Corporation shall be elected by the Board of Directors. Such elections may be held at any regular meeting or special meeting of the Board of Directors or by the written consent of the Board of Directors. Each officer shall hold office until his/her death, resignation, retirement, incapacity, removal, disqualification, or his/her successor is elected and qualifies.

Section 3. Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Compensation: The compensation of all officers of the Corporation shall be fixed by the Board of Directors or by a committee designated by the Board of Directors for that purpose. No officer shall be prevented from receiving such compensation by reason of the fact that he/she is also a Director of the Corporation.

Section 5. President: The President shall preside at all meetings of the Board of Directors and shareholders and shall have such other powers and duties as the Board of Directors may direct. The President shall serve as the chief executive officer of the Corporation, and, subject to the control of the Board of Directors, shall supervise the general management of the Corporation in accordance with these bylaws. The President is authorized and empowered to assign to any officer or agent of the Corporation such specific duties as he/she may deem advisable, and to change the duties of the officers and agents of the Corporation as he/she may deem advisable, subject, however, to the duties specifically assigned by the bylaws to any officer.

In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. The Vice Presidents: At the request of the President, or in his/her absence or disability, the Vice President designated by the President, or if no such designation was made by the President, the Executive Vice President, or if there is none or he/she is absent or disabled, the most senior vice president, shall perform all the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such duties and have such authority as from time to time may be assigned to him by the Board of Directors or the President.

Section 7. Secretary: The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and the Board of Directors. He/she shall give all notices required by law and by these bylaws. He/she shall have general charge of the Corporation’s books and records and of the corporate seal, and he/she shall affix the corporate seal to any lawfully executed instrument requiring it. He/she shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He/she shall sign such instruments as may require his/her signature, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned from time to time by the President or by the Board of Directors. The Secretary may, from time to time, delegate his/her duties to any Assistant Secretary.

Section 8. Treasurer: The Treasurer shall keep full and accurate accounts of receipts and disbursements in the financial record books of the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He/she shall disburse the funds of the Corporation under the direction of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at annual meetings or whenever directed by the President an account of all or any part of his/her transactions as Treasurer, and of the financial condition of the Corporation, and shall also perform all other duties imposed upon him by the Board of Directors, the President, the Executive Committee, or by law.

Section 9. Delegation of Duties of Officers: In the case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer as approved by the entire Board of Directors. The Board of Directors may designate an officer of the Corporation as the Chief Financial Officer of the Corporation, which designation may be changed, from time to time, by the Board of Directors. The officer who is serving as the Chief Financial Officer shall, subject to the control of the President, supervise and control the financial management of the Corporation in accordance with these bylaws.

Section 10. Surety Bonds: If the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his/her duties of the Corporation; and, in such case, a new bond of like character shall be given at least every five (5) years after the date of the bond immediately preceding.

ARTICLE VI

CONTRACTS, CHECKS, DEPOSITS, ETC.

Section 1. Contracts: All contracts, deeds, mortgages, bonds or other instruments which may be lawfully executed on behalf of the Corporation shall be signed by either the President or a Vice President, or by any other officer or agent authorized by the President, the Board of Directors or the Executive Committee, and such authority may be general or confined to specific instances.

Section 2. Checks, Drafts, etc.: All notes, drafts, acceptances, checks and endorsements or other evidence of indebtedness or orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 3. Deposits: All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors shall direct.

ARTICLE VII

CERTIFICATES, SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares: Certificates representing shares of the Corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder, or his/her nominee, for the shares owned by him. These certificates shall be signed by such persons or in such a way as may be required by the law of the state of incorporation of the Corporation; and they shall be sealed with the seal of the Corporation, which seal may be a facsimile, engraved or printed. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer book of the Corporation.

Section 2. Transfer of Shares: Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his/her duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

Section 3. Closing Transfer Books and Fixing Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 4. Lost or Destroyed Certificates: The Board of Directors may authorize the issue of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board of Directors may require the claimant to personally provide the Corporation and its officers, directors, employees, and agents with such indemnification as the Board of Directors deem sufficient, and/or to provide the Corporation with a bond to be given with such surety or sureties as may be satisfactory to the Board of Directors or such reputable sureties which meet generally recognized standards as to their financial rating and general policyholders rating and otherwise as in the opinion of the President and the counsel of the Corporation qualify as proper sureties, in such sum as it may direct to indemnify the Corporation against loss from any claims with respect to the certificate claimed to have been destroyed; or the Board of Directors may, by resolution reciting that the circumstances justify such action, authorize the issuance of a new certificate without requiring such a bond.

Section 5. Disposition of Authorized but Unissued Stock: In the event that the Articles of Incorporation shall authorize shares of stock in excess of those issued and outstanding, no part of such unissued shares shall be sold, transferred, issued or otherwise disposed of by the Board of Directors.

Section 6. Regulations: The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Dividends: The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its Articles of Incorporation.

Section 2. Seal: The corporate seal of the Corporation shall be in such form as shall be approved from time to time by the Board of Directors.

Section 3. Waiver of Notice: Whenever any notice is required to be given to any shareholder or Director under the provisions of applicable state law or under the provisions of the Articles of Incorporation or bylaws of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4. Fiscal Year: The fiscal year of the Corporation shall be selected by the Board of Directors.

Section 5. Amendments: Except as otherwise provided herein, these bylaws may be amended or repealed and new bylaws be adopted by the affirmative vote of the holders of more than fifty percent (50%) of the shares entitled to vote, represented in person or by proxy, then holding office, at any regular or special meeting of the shareholders, or by a written consent to action in accordance with Section 8 of Article II of these bylaws.

Section 6. Indemnification:

(A) The Corporation shall indemnify any person made a party, or threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding:

(1) Whether civil, criminal, administrative, or investigative, other than one by or in the right of the Corporation to procure a judgment in its favor, brought to impose a liability or penalty on such person for an act alleged to have been committed by such person in his/her capacity as Director, officer, employee, or agent of the Corporation, or of any other corporation, partnership, joint venture, trust, or other enterprise which he/she served as such at the request of the Corporation, against judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action, suit or proceeding, or any appeal therein, if such person acted in good faith and in the reasonable belief that such action was in the best interests of the Corporation, and in criminal actions or proceedings, without reasonable ground for belief that such action was unlawful. The termination of any such action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not in itself create a presumption that any such Director or officer did not act in good faith in the reasonable belief that such action was in the best interests of the Corporation or that he/she had reasonable grounds for belief that such action was unlawful.

(2) By or in the right of the Corporation to procure a judgment in its favor by reason of his/her being or having been a Director, officer, employee, or agent of the Corporation, or of any other corporation, partnership, joint venture, trust, or other enterprise which he/she served as such as the request of the Corporation, against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such person acted in good faith and in the reasonable belief that such action was in the best interests of the Corporation. Such person shall not be entitled to indemnification in relation to matter as to which such person has been adjudged to have been guilty of negligence or misconduct in the performance of his/her duty to the Corporation unless, and only to the extent that, the court, administrative agency, or investigative body before which such action, suit, or proceeding is held shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonable entitled to indemnification for such expenses which such tribunal shall deem proper.

(3) To the extent that a Director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any defense of any claim, issue, or matter therein, he/she shall be indemnified against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection therewith.

(4) If a determination is made that indemnification of the Director, officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph (1) or (2) of this Subsection 6(A), unless indemnification is ordered by the tribunal before which such action, suit, or proceeding is held. Such determination shall be made either by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or by the shareholders who were not parties to such action, suit, or proceeding.

(B) The Corporation may pay expenses incurred in defending any action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding as authorized in the manner provided in paragraph (4) of Subsection 6(A) upon receipt of an undertaking by or on behalf of the Director, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he/she is not entitled to be indemnified by the Corporation as authorized in this Section 6.

(C) The Corporation shall indemnify any person, if the requirements of Subsections 6(A) and 6(B) are met, without affecting any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in such persons’ official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

(D) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability asserted against him and incurred by him in any such capacity or arising out of his/her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of subsection 6(A).

(E) The Corporation’s indemnity of any person, including a person who may have served at its request as a director, officer or employee of another corporation, shall be reduced by any amounts such person may collect from the Corporation or from such other corporation.

(F) The Corporation may provide further and additional indemnity not inconsistent with applicable law.

(G) If any part of this Section 6 shall be found in any proceeding to be invalid or ineffective, the validity and effect of the remaining provisions shall not be affected.

**************

ADOPTED THIS 10th DAY OF JULY, 1996.

/s/ [Marc D. Shapiro]
Marc D. Shapiro, Director